Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2009

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of December 31, 2009

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	55
Square feet owned (in thousands) (1)	13,329
Office leased rate as of December 31, 2009 (1)	90.3%
Office occupied rate as of December 31, 2009 (1) (2)	89.0%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of December 31, 2009	99.0%
Market capitalization (in thousands):
Total debt (3) (4)	3,430,193
Common equity capitalization (5)	2,213,219
Total market capitalization	5,643,412
Debt/total market capitalization	60.8%
Common stock data (NYSE:DEI):
Range of closing prices (6)	$11.64 - $14.85
Closing price at quarter end	$14.25
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	155,657
Shares of common stock outstanding on December 31, 2009 (in thousands) (8)	121,596

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a consolidated joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Excludes one-third of the $18 million debt attributable to the noncontrolling interest in a consolidated joint venture; includes $178 million of debt carried by an unconsolidated entity in which our operating partnership (OP) owns an equity interest.

(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended December 31, 2009.
(7)	Diluted shares represent ownership in our company through shares of common stock, OP units and other convertible equity instruments.
(8)	This amount represents undiluted shares, and does not include OP units and other convertible equity instruments.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer PinnacleCare

Dr. Andrea L. Rich
Former President and Chief Executive Officer
Los Angeles Museum of Art (LACMA)
Former Executive Vice Chancellor and Chief Operating Officer
University of California Los Angeles (UCLA)

Jordan L. Kaplan Chief Executive Officer and President Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Former Chief Executive Officer NHP Foundation	William Wilson III Managing Partner – Wilson Meany Sullivan, LLC Former Chairman – Cornerstone Properties, Inc.
Kenneth M. Panzer Chief Operating Officer Douglas Emmett, Inc.	Thomas E. O’Hern Executive V.P., Chief Financial Officer & Treasurer Macerich Company

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (unaudited and in thousands)

	December 31, 2009	December 31, 2008

Assets
Investment in real estate:
Land	$835,407	$900,213
Buildings and improvements	5,017,569	5,528,567
Tenant improvements and lease intangibles	534,084	552,536
Investment in real estate, gross	6,387,060	6,981,316
Less: accumulated depreciation	(688,893)	(490,125)
Investment in real estate, net	5,698,167	6,491,191

Cash and cash equivalents	72,740	8,655
Tenant receivables, net	1,841	2,427
Deferred rent receivables, net	40,395	33,039
Interest rate contracts	108,027	176,255
Acquired lease intangible assets, net	11,691	18,163
Investment in unconsolidated real estate fund	97,127	-
Other assets	29,944	31,304
Total assets	$6,059,932	$6,761,034

Liabilities
Secured notes payable	$3,258,000	$3,672,300
Unamortized non-cash debt premium	15,459	20,485
Interest rate contracts	237,194	407,492
Accrued interest payable	26,263	22,982
Accounts payable and accrued expenses	46,630	46,463
Acquired lease intangible liabilities, net	139,340	195,036
Security deposits	32,501	35,890
Dividends payable	12,160	22,856
Other liabilities	-	57,316
Total liabilities	3,767,547	4,480,820

Equity
Douglas Emmett, Inc. stockholders' equity
Common stock	1,216	1,219
Additional paid-in capital	2,290,419	2,284,429
Accumulated other comprehensive income (loss)	(186,255)	(274,111)
Accumulated deficit	(312,017)	(236,348)
Total Douglas Emmett, Inc. stockholders' equity	1,793,363	1,775,189
Noncontrolling interests	499,022	505,025
Total equity	2,292,385	2,280,214
Total liabilities and equity	$6,059,932	$6,761,034

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009	(1)	2008	(2)	2009	(1)	2008	(2)
Revenues:
Office rental:
Rental revenues	$98,898		$110,471		$406,117		$433,487
Tenant recoveries	8,248		9,869		31,407		32,392
Parking and other income	15,266		17,726		65,243		71,498
Total office revenues	122,412	(3)	138,066	(3)	502,767	(4)	537,377	(4)

Multifamily rental:
Rental revenues	15,953		16,380		64,127		66,510
Parking and other income	1,056		1,124		4,166		4,207
Total multifamily revenues	17,009		17,504		68,293		70,717

Total revenues	139,421		155,570		571,060		608,094

Operating Expenses:
Office expenses	38,602	(5)	44,200	(5)	154,270	(6)	166,124	(6)
Multifamily expenses	4,562		4,191		17,925		17,079
General and administrative	5,992		6,389		23,887		22,646
Depreciation and amortization	54,288		63,793		226,620		248,011
Total operating expenses	103,444		118,573		422,702		453,860

Operating income	35,977		36,997		148,358		154,234

Gain on disposition of interest in unconsolidated real estate fund	-		-		5,573		-
Other income (loss)	439		3,091		(12)		3,580
Loss, including depreciation, from unconsolidated real estate fund	(2,050)		-		(3,279)		-
Interest expense	(45,643)		(48,147)		(184,797)		(193,727)
Net loss	(11,277)		(8,059)		(34,157)		(35,913)
Less: Net loss attributable to noncontrolling interests	2,368		1,690		7,093		7,920
Net loss attributable to common stockholders	$(8,909)		$(6,369)		$(27,064)		$(27,993)

Net loss per common share – basic and diluted(7)	$(0.07)		$(0.05)		$(0.22)		$(0.23)

Weighted average shares of common stock outstanding – basic and diluted(7)	121,568		121,777		121,553		120,726

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.

(2)
The properties currently owned by Fund X were acquired by us at the end of March 2008.  As such, our consolidated operating results reflect the impact of the properties now owned by Fund X for the period from March 26, 2008 through December 31, 2008.

(3)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire fourth quarter of 2008, total office revenues for the fourth quarter of 2008 would have been $122,612 (after subtracting office revenues attributable to the properties contributed to Fund X of $15,454) in comparison to the total office revenues of $122,412 for the fourth quarter of 2009 shown above.

(4)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during 2008 following our acquisition of the properties and for all of 2009, total office revenues would have been $491,567 for 2008 (after subtracting office revenues attributable to the properties contributed to Fund X of $45,810) in comparison to total office revenues of $493,191 for 2009 (after subtracting office revenues attributable to the properties contributed to Fund X of $9,576).

(5)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire fourth quarter of 2008, total office expenses for the fourth quarter of 2008 would have been $38,949 (after subtracting office expenses attributable to the properties contributed to Fund X of $5,251) in comparison to the total office expenses of $38,602 for the fourth quarter of 2009 shown above.

(6)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during 2008 following our acquisition of the properties and for all of 2009, total office expenses would have been $150,423 for 2008 (after subtracting office expenses attributable to the properties contributed to Fund X of $15,701) in comparison to total office expenses of $151,572 for 2009 (after subtracting office expenses attributable to the properties contributed to Fund X of $2,698).

(7)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units and vested LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP), which are included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Funds From Operations (FFO)
Net loss attributable to common stockholders	$(8,909)	$(6,369)	$(27,064)	$(27,993)
Depreciation and amortization of real estate assets	54,288	63,793	226,620	248,011
Net loss attributable to noncontrolling interests	(2,368)	(1,690)	(7,093)	(7,920)
Loss on asset disposition	-	-	-	65
Gain on disposition of interest in unconsolidated real estate fund	-	-	(5,573)	-
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	3,249	(157)	11,183	(470)
FFO	$46,260	$55,577	$198,073	$211,693

Adjusted Funds From Operations (AFFO)
FFO	$46,260	$55,577	$198,073	$211,693
Straight-line rent adjustment	(2,287)	(1,348)	(8,961)	(12,234)
Amortization of acquired above and below market leases	(6,998)	(10,577)	(32,468)	(42,907)
Amortization of interest rate contracts and loan premium	3,807	(315)	15,036	9,063
Amortization of prepaid financing	445	666	2,018	2,083
Recurring capital expenditures, tenant improvements and leasing commissions	(11,905)	(10,618)	(32,031)	(29,018)
Non-cash compensation expense	1,542	1,137	6,534	6,596
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	(816)	48	(2,952)	154
AFFO	$30,048	$34,570	$145,249	$145,430

Weighted average share equivalents outstanding - fully diluted	155,657	156,062	155,561	156,172
FFO per share- fully diluted	$0.30	$0.36	$1.27	$1.36
Dividends per share declared	$0.10	$0.1875	$0.40	$0.75
AFFO payout ratio	51.69%	84.66%	42.75%	80.40%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of December 31,
	2009	2008
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,889,282	11,888,907
% leased	91.7%	94.0%
% occupied	90.6%	93.3%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.0%	99.1%

	Three Months Ended December 31,		% Favorable
	2009	2008	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$122,412	$122,612	(0.2)%
Total multifamily revenues	17,009	17,504	(2.8)
Total revenues	139,421	140,116	(0.5)

Total office expense	(38,602)	(38,949)	0.9
Total multifamily expense	(4,562)	(4,191)	(8.9)
Total property expense	(43,164)	(43,140)	(0.1)

Same Property NOI - GAAP basis	$96,257	$96,976	(0.7)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$114,053	$114,503	(0.4)%
Total multifamily revenues	16,129	16,621	(3.0)
Total revenues	130,182	131,124	(0.7)

Total office expense	(38,648)	(38,994)	0.9
Total multifamily expense	(4,562)	(4,191)	(8.9)
Total property expense	(43,210)	(43,185)	(0.1)

Same Property NOI - cash basis	$86,972	$87,939	(1.1)%

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended December 31,
	2009	2008
Same property office revenues - cash basis	$114,053	$114,503
GAAP adjustments	8,359	8,109
Same property office revenues - GAAP basis	122,412	122,612

Same property multifamily revenues - cash basis	16,129	16,621
GAAP adjustments	880	883
Same property multifamily revenues - GAAP basis	17,009	17,504

Same property revenues - GAAP basis	139,421	140,116

Same property office expenses - cash basis	(38,648)	(38,994)
GAAP adjustments	46	45
Same property office expenses - GAAP basis	(38,602)	(38,949)

Same property multifamily expenses - cash basis	(4,562)	(4,191)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,562)	(4,191)

Same property expenses - GAAP basis	(43,164)	(43,140)

Same property Net Operating Income (NOI) - GAAP basis	96,257	96,976
Non-comparable office revenues	-	15,454
Non-comparable office expenses	-	(5,251)
Total property NOI - GAAP basis	96,257	107,179
General and administrative expenses	(5,992)	(6,389)
Depreciation and amortization	(54,288)	(63,793)
Operating income	35,977	36,997
Other income	439	3,091
Loss, including depreciation, from unconsolidated real estate fund	(2,050)	-
Interest expense	(45,643)	(48,147)
Net loss	(11,277)	(8,059)
Less: Net loss attributable to noncontrolling interests	2,368	1,690
Net loss attributable to common stockholders	$(8,909)	$(6,369)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of December 31, 2009 (unaudited and in thousands)

	Maturity Date(1)		Principal Balance		Variable Rate	Effective Annual Fixed Rate(2)		Swap Maturity Date(1)
Variable Rate Swapped to Fixed Rate:
Fannie Mae Loan I(3)	06/01/12		$293,000		DMBS + 0.60%	4.70%		08/01/11
Fannie Mae Loan II(3)	06/01/12		95,080		DMBS + 0.60%	5.78		08/01/11
Modified Term Loan(4)(5)	08/31/12		2,300,000		LIBOR + 0.85%	5.13		08/01/10 - 08/01/12
Fannie Mae Loan III(3)	02/01/15		36,920		DMBS + 0.60%	5.78		08/01/11
Fannie Mae Loan IV(3)	02/01/15		75,000		DMBS + 0.76%	4.86		08/01/11
Term Loan(6)	04/01/15		340,000		LIBOR + 1.50%	4.77		01/02/13
Fannie Mae Loan V(3)	02/01/16		82,000		LIBOR + 0.62%	5.62		03/01/12
Fannie Mae Loan VI(3)	06/01/17		18,000		LIBOR + 0.62%	5.82		06/01/12
Subtotal			3,240,000			5.10%	(2)

Variable Rate:
Wells Fargo Loan(7)	03/01/11		12,000		LIBOR + 1.25%	--		--
Secured Revolving Credit Facility(8)	10/30/11	(9)	-		LIBOR / Fed Funds +(10)	--		--
Subtotal			12,000
Consolidated total, net of portion attributable to noncontrolling interest in consolidated joint venture			3,252,000	(11)

Debt Attributable from Unconsolidated Real Estate Fund:
Term Loan(12)	08/18/13		178,193		LIBOR + 1.65%	5.52%		09/04/12
Total consolidated and unconsolidated debt			$3,430,193

(1)	As of December 31, 2009, the weighted average remaining life of our consolidated outstanding debt is 3.1 years, and the weighted average remaining life of the interest rate swaps is 1.4 years.
(2)
Includes the effect of interest rate contracts.  Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.  The total consolidated effective rate on an actual/365-day basis is 5.17% at December 31, 2009.

(3)
Secured by four separate collateralized pools.  Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(4)	Secured by seven separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(5)
Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.  Each of these rates is based on actual/360-day basis.

(6)	Secured by four properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(7)	This is an $18 million loan held by a consolidated entity in which our Operating Partnership owns a two-thirds interest.
(8)
This credit facility is secured by nine properties and has no borrowings outstanding.  We exercised a one-year extension option and renewed the credit facility for $350 million (reduced from $370 million, but on the same pricing and otherwise on the same terms and conditions as prior to the extension).  A second one-year extension option remains available.

(9)	Represents the current maturity date of October 30, 2010 which we may extend to October 30, 2011.
(10)
This revolver bears interest at either LIBOR +0.70% or Fed Funds +0.95% at our election.  If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR +0.80% or Fed Funds +1.05% at our election.

(11)	Excludes the unamortized non-cash debt premium of $15,459 which represents the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.
(12)
This is a $365 million loan held by an unconsolidated real estate fund in which our Operating Partnership owns an equity interest.  Secured by six properties in a cross-collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of December 31, 2009

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	13	1,390,773	10.4%
Olympic Corridor	5	1,096,081	8.2
Century City	3	915,980	6.9
Santa Monica	8	969,982	7.3
Beverly Hills	6	1,343,649	10.1
Westwood	2	396,807	3.0
San Fernando Valley
Sherman Oaks/Encino	11	3,181,038	23.9
Warner Center/Woodland Hills	3	2,855,868	21.4
Tri-Cities
Burbank	1	420,949	3.1
Honolulu	3	757,904	5.7
Total	55	13,329,031	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 11,876,619 leased square feet, 1,297,619 available square feet, 76,441 building management use square feet, and 78,352 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS(1) as of December 31, 2009

Submarket	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot(4)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	95.4%	$51,960,077	$40.12	$3.34
Olympic Corridor	92.2	33,142,369	33.69	2.81
Century City	98.5	33,392,390	37.80	3.15
Santa Monica (5)	93.9	46,478,152	51.52	4.29
Beverly Hills	88.3	45,857,663	40.43	3.37
Westwood	88.3	13,155,233	38.04	3.17
San Fernando Valley
Sherman Oaks/Encino	89.4	88,352,032	32.06	2.67
Warner Center/Woodland Hills	83.7	68,341,194	29.21	2.43
Tri-Cities
Burbank	100.0	14,173,451	33.67	2.81
Honolulu	90.5	22,603,651	34.73	2.89

Total / Weighted Average	90.3	$417,456,212	35.64	2.97

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended December 31, 2009			$0.07
- Office (per rentable square foot) for the twelve months ended December 31, 2009			$0.23

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Includes 164,616 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash base rent under leases commenced as of December 31, 2009 (excluding 164,616 square feet with respect to signed leases not yet commenced).  The amount reflects total cash base rent before abatements.  For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 164,616 square feet with respect to signed leases not commenced) as set forth in note (2) above for the total.
(5)	Includes $1,287,232 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of December 31, 2009

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	98.5%	$22,271,447	$1,983
Santa Monica(2)	99.6	20,434,020	2,084
Honolulu	98.8	17,817,178	1,368
Total / Weighted Average	99.0	$60,522,645	1,777

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended December 31, 2009			$124
- Multifamily (per unit) for the twelve months ended December 31, 2009			$390

(1)	Represents annualized monthly multifamily rental income under leases commenced as of December 31, 2009.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $300,545 of annualized rent as of December 31, 2009.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of December 31, 2009

	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(3)	Percent of Annualized Rent

Time Warner(4)	4	4	2010-2020	642,845	4.8%	$22,268,046	5.3%
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.4	5,725,351	1.4
William Morris Endeavor	2	1	2019	118,612	0.9	5,602,506	1.4
Bank of America(5)	13	9	2010-2018	134,561	1.0	5,462,536	1.3
The Macerich Partnership, L.P.	1	1	2018	90,832	0.7	4,316,881	1.0
Total	21	16		1,168,860	8.8%	$43,375,320	10.4%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash base rent under leases commenced as of December 31, 2009.  The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 62,000 square foot lease expiring in June 2010, in which 45,000 square feet was renewed with a new expiration date in December 2020, a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, and a 421,000 square foot lease expiring in September 2019.

(5)
The notable leases include a 9,000 square foot lease expiring in September 2010, a 7,000 square foot lease expiring in December 2010, two leases totaling 19,000 square feet expiring in January 2011, a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011, a 41,000 square foot lease expiring in January 2012, a 6,000 square foot lease expiring in May 2012, an 8,000 square foot lease expiring in July 2013, a 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, and a 12,000 square foot lease expiring in March 2018; as well as a small ATM lease.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of December 31, 2009

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	346	16.1%
Financial Services	249	14.2
Entertainment	116	12.1
Real Estate	156	9.6
Accounting & Consulting	211	8.4
Health Services	294	8.4
Insurance	86	7.9
Retail	158	6.9
Technology	66	3.8
Advertising	53	3.3
Public Administration	31	1.8
Educational Services	10	0.8
Other	257	6.7
Total	2,033	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

Douglas Emmett, Inc.	LEASE DISTRIBUTION (1) as of December 31, 2009

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total

2,500 or less	1,025	50.4%	1,398,794		10.5%	$52,610,286	12.6%
2,501-10,000	732	36.0	3,594,016		27.0	129,824,645	31.1
10,001-20,000	185	9.1	2,583,271		19.4	91,080,131	21.8
20,001-40,000	62	3.1	1,698,422		12.7	59,558,274	14.3
40,001-100,000	23	1.1	1,324,010		9.9	47,821,433	11.4
Greater than 100,000	6	0.3	1,113,490		8.4	36,561,443	8.8
Subtotal	2,033	100.0%	11,712,003	(5)	87.9%	417,456,212	100.0%
Available	-	-	1,297,619		9.7	-	-
BOMA Adjustment(4)	-	-	78,352		0.6	-	-
Building Management Use	-	-	76,441		0.6	-	-
Signed leases not commenced	-	-	164,616		1.2	-	-
Total	2,033	100.0%	13,329,031		100.0%	$417,456,212	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 11,876,619 leased square feet (includes 164,616 square feet with respect to signed leases not commenced), 1,297,619 available square feet, 76,441 building management use square feet, and 78,352 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of December 31, 2009 (does not include 164,616 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,800 square feet. Median is approximately 2,500 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS (1) as of December 31, 2009

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(2)	Expiring Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(4)	Annualized Rent Per Leased Square Foot at Expiration(5)

Available	-	1,297,619	9.7%	$-	-%	$-	$-
2010	483	1,774,512	13.3	60,446,979	14.5	34.06	34.21
2011	406	1,800,868	13.5	64,456,966	15.4	35.79	37.09
2012	358	1,640,184	12.3	56,872,102	13.6	34.67	37.41
2013	282	1,628,909	12.2	62,113,532	14.9	38.13	42.43
2014	228	1,386,478	10.4	47,674,973	11.4	34.39	39.69
2015	116	905,925	6.8	30,822,879	7.4	34.02	40.02
2016	50	728,902	5.5	24,405,885	5.9	33.48	39.56
2017	34	381,771	2.9	13,522,893	3.2	35.42	46.30
2018	31	335,968	2.5	15,759,298	3.8	46.91	62.66
2019	30	821,232	6.2	29,737,527	7.1	36.21	45.13
2020	10	158,347	1.2	6,299,478	1.5	39.78	48.51
Thereafter	5	148,907	1.1	5,343,700	1.3	35.89	51.79
BOMA Adjustment(6)	-	78,352	0.6	-	-	-	-
Building Management Use	-	76,441	0.6	-	-	-	-
Signed leases not commenced	-	164,616	1.2	-	-	-	-
Total/Weighted Average	2,033	13,329,031	100.0%	$417,456,212	100.0%	$35.64	$40.07

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 11,876,619 leased square feet (includes 164,616 square feet with respect to signed leases not commenced), 1,297,619 available square feet, 76,441 building management use square feet, and 78,352 square feet of BOMA 1996 adjustment on leased space.

(3)	Represents annualized monthly base rent under leases commenced as of December 31, 2009. The amount reflects total base rent before abatements.
(4)	Represents annualized base rent divided by leased square feet.
(5)	Represents annualized base rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of December 31, 2009

Submarket		Q1 2010		Q2 2010		Q3 2010		Q4 2010

West Los Angeles
Brentwood	Expiring SF	41,017		39,702		36,494		84,181
	Rent per SF(2)	$37.49		$38.18		$36.58		$41.89
Olympic Corridor	Expiring SF	55,794		32,927		75,113		48,535
	Rent per SF(2)	$30.67		$32.35		$31.03		$29.42
Century City	Expiring SF	45,739		14,739		29,116		98,936
	Rent per SF(2)	$38.03		$32.83		$39.16		$41.75
Santa Monica	Expiring SF	12,220		66,975		37,074		34,796
	Rent per SF(2)	$49.89		$36.95		$44.09		$56.82
Beverly Hills	Expiring SF	82,986		37,141		47,666		21,715
	Rent per SF(2)	$30.69		$39.99		$39.32		$37.17
Westwood	Expiring SF	6,084		19,652		31,408		41,518
	Rent per SF(2)	$34.91		$36.93		$35.83		$36.59
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	96,390		56,198		75,199		100,021
	Rent per SF(2)	$30.20		$30.82		$30.21		$30.51
Warner Center/Woodland Hills	Expiring SF	91,949		58,525		133,766		46,538
	Rent per SF(2)	$26.78		$29.20		$30.42		$24.29
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(2)	-		-		-		-
Honolulu	Expiring SF	21,738		23,365		16,901		12,394
	Rent per SF(2)	$32.25		$33.66		$31.61		$32.70
Total	Expiring SF	453,917	(3)	349,224	(4)	482,737	(5)	488,634	(6)
	Rent per SF(2)	$31.79		$34.30		$33.80		$36.79

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	As of December 31, 2009, 170,223 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2010.
(4)	As of December 31, 2009, 158,969 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2010.
(5)	As of December 31, 2009, 11,724 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2010.
(6)	As of December 31, 2009, 67,413 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2010.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended December 31, 2009

Total Gross Leasing Activity
Rentable square feet		715,349
Number of leases		157

Gross New Leasing Activity
Rentable square feet		191,851
Number of leases		58

Gross Renewal Leasing Activity
Rentable square feet		523,498
Number of leases		99

Net Absorption
Leased rentable square feet		(16,170)

Cash Rent Growth (2)
Expiring Rate		$34.42
New/Renewal Rate		$31.63
Change		(8.1%)

Straight-Line Rent Growth (3)
Expiring Rate		$32.48
New/Renewal Rate		$33.82
Change		4.1%

Weighted Average Lease Terms
New (in months)		68
Renewal (in months)		66

	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (4)	Costs	Costs
New leases	$21.05	$3.73
Renewal leases	$16.66	$3.02
Blended	$17.84	$3.21

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.